Exhibit 99.1

Builders FirstSource Acquires California TrusFrame, California’s Largest Independent Truss Manufacturer

Adds Substantial and Profitable Scale to Value-added Components Business in Both Northern and Southern California

DALLAS – September 2, 2021 – Builders FirstSource, Inc. (NYSE: BLDR) (“Builders FirstSource” or the “Company”), today announced it has acquired California TrusFrame, LLC (“CTF”), the largest independent producer of value-added building products in California, for $179.5 million.

Established in 1982, CTF is a leading designer and manufacturer of prefabricated structural building components, including roof trusses, floor trusses and wall panels, supplying home builders, framers and general contractors across single-family and multi-family end markets throughout California. CTF is led by President and Chief Executive Officer Shawn Overholtzer, who will be joining Builders FirstSource along with the rest of its employees upon closing and operates four strategically-located manufacturing facilities in Hughson, Sanger and Perris, California.

“We are pleased to strengthen our broad portfolio of industry-leading solutions and valued-added products with the acquisition of CTF,” said Dave Flitman, President and CEO of Builders FirstSource. “CTF’s uniquely positioned operations will allow us to expand our offerings and production capacity in the largest housing market in the country, delivering benefits to our new and existing customers. We are excited to welcome Shawn and the rest of the CTF team to Builders FirstSource and look forward to enhancing our established platform and resources to further grow our value-added capabilities in this important market.”

CTF reported trailing twelve months sales of approximately $143 million as of July 31, 2021.

About Builders FirstSource

Headquartered in Dallas, Texas, Builders FirstSource is the largest U.S. supplier of building products, prefabricated components and value-added services to the professional market segment for new residential construction and repair and remodeling. We provide customers an integrated homebuilding solution, offering manufacturing, supply, delivery and installation of a full range of structural and related building products. We operate in 39 states with approximately 550 locations and service customers in 47 of the top 50 Metropolitan Statistical Areas, providing geographic diversity and balanced end market exposure. We service customers from strategically located distribution and manufacturing facilities (certain of which are co-located) that produce value-added products such as roof and floor trusses, wall panels, stairs, vinyl windows, custom millwork and pre-hung doors. Builders FirstSource also distributes dimensional lumber and lumber sheet goods, millwork, windows, interior and exterior doors, and other building products. For more information about Builders FirstSource, visit the Company’s website at www.bldr.com.

About California TrusFrame, LLC

Based in Murrieta, California with strategically located plants that serve customers throughout the state, California TrusFrame, LLC is the leading manufacturer of roof trusses, floor trusses, wall panels and floor cassettes for commercial, residential, and multi-family construction. CTF offers a high level of engineering and design services coupled with an unparalleled product quality and high capacity manufacturing capability.

Forward-Looking Statements

Statements in this news release and the schedules hereto that are not purely historical facts or that necessarily depend upon future events, including statements about expected market share gains, forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, synergies, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. In addition, oral statements made by our directors, officers and employees to the investor and analyst communities, media representatives and others, depending upon their nature, may also constitute forward-looking statements. As with the forward-looking statements included in this release, these forward-looking statements are by nature inherently uncertain, and actual results may differ materially as a result of many factors. All forward-looking statements are based upon information available to Builders FirstSource, Inc. on the date this release was submitted. Builders FirstSource, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the recent novel coronavirus disease 2019 (also known as “COVID-19”) pandemic, the Company’s merger with BMC and other acquisitions, the Company’s growth strategies or the Company’s revenues and operating results being highly dependent on, among other things, the homebuilding industry, lumber prices and the economy. Builders FirstSource, Inc. may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Builders FirstSource, Inc.’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and in the other reports filed by the Company with the SEC. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

Investor Contact

Michael Neese

SVP, Investor Relations

Builders FirstSource, Inc.

(214) 765-3804

Media Contact

ICR for Builders FirstSource

bldr@icrinc.com